THIS CLOSING AGREEMENT AND RELEASE ("Closing Agreement") is made and entered into as of February 26, 2002, by and between GPN Networks, Inc., Terra Industries, Inc. and William A. Husa.





 SECTION 1.                         DEFINITIONS
                                    -----------

          SECTION 1.1."GPN" shall mean: GPN Networks, Inc., and its subsidiaries, affiliates, officers, owners, directors, agents, heirs, assigns, representatives, employees, trustees, insurers, and servants.

          SECTION 1.2."GoNow" shall mean GoNow Securities, Inc.

          SECTION 1.3."Terra" shall mean Terra Industries, Inc. and its subsidiaries, affiliates, officers, owners, directors, agents, heirs, assigns, representatives, employees, trustees, insurers, and servants.

          SECTION 1.4."Purchase Agreement" shall mean the Stock Purchase Agreement executed by and between GPN and Terra on September 7, 2001 and any subsequent amendments, modifications and alterations thereof (and including any prior or subsequent agreements between the parties whether oral or written).

          SECTION 1.5."Husa Agreement" shall mean the Employment Agreement between GoNow Securities and Husa that was also signed by GPN on or about March 1, 2001.

          SECTION 1.6."Closing Funds" shall mean the $37,000.00 currently held in Kirkpatrick & Lockhart, LLP's client trust account that was tendered to GPN by Terra on or about November 28, 2001.

 SECTION 1.7. "Employment Dispute" shall mean the dispute between GoNow, GPN and Husa regarding whether and to what extent Husa is owed compensation by GoNow and/or GPN.

         NOW, THEREFORE, in consideration of these premises and the terms and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

 SECTION 2.                    REFUND OF CONSIDERATION
                               -----------------------

 SECTION 2.1. Upon execution of this Agreement by all parties, Kirkpatrick & Lockhart, LLP is directed to release SIXTEEN THOUSAND AND 00/100 DOLLARS ($16,000.00) of the Closing Funds to Husa; SIXTEEN THOUSAND AND 00/100 DOLLARS ($16,000.00) to Terra; and FIVE THOUSAND AND 00/100 DOLLARS ($5,000.00) to GPN.

 SECTION 2.2. Within one (1) business day after execution of this Agreement, Kirkpatrick & Lockhart, LLP shall make the distributions set forth above via overnight delivery. The parties acknowledge, however, that Kirkpatrick & Lockhart, LLP shall not be held liable in any way if the distributions are not made within the one (1) business day noted herein.

 SECTION 2.3. Husa acknowledges and agrees he shall be responsible for any and all income tax liability or burden, if any, related to funds disbursed to him.

 SECTION 3.                      FINAL DELIVERY OF GONOW
                                 -----------------------

         SECTION 3.1. The parties hereby acknowledge that except as expressly set forth in this Agreement, GoNow is being delivered to Terra in "as is" condition and that no representations or warranties, accept as set forth herein, are being made by or relied on by any party.

         SECTION 3.2. Within three (3) days after execution of this Agreement, GPN shall transfer access to GoNow's CRD to an individual identified by Terra as GoNow's principal.

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         SECTION 3.3. Within two days after execution of this Agreement, Terra shall provide to the NASD any and all information requested by the NASD to effectuate the transfer of GoNow.

         SECTION 3.4. GPN shall forward to Terra any and all documents or other information that it obtains related to the operation of GoNow while GoNow was owned by GPN.

         SECTION 3.5 Unless Husa indicates to the contrary, within two (2) business days after execution of this Agreement, GoNow shall file with the NASD a voluntary U5 removing Husa as GoNow's principal.

SECTION 4.         MUTUAL GENERAL RELEASE OF CLAIMS BETWEEN GPN AND TERRA
                   ------------------------------------------------------

          GPN and Terra, and their respective officers, owners, directors, agents, heirs, assigns, representatives, employees, trustees, insurers, and servants, and each of them, hereby release and absolutely discharge each other and their respective subsidiaries, affiliates, officers, directors, owners, agents, heirs, assigns, representatives, employees, trustees, insurers, and servants and each of them, from each of the following:

                  Any and all claims, demands, damages, debts, liabilities, accounts, actions, causes of action, judgments, executions and attachments of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, which either of the parties ever had, now have, or may have in the future, arising directly or indirectly out of Terra's Purchase of GoNow.

         The parties each acknowledge that they have been informed and are aware of the provisions of California Civil Code ss. 1542 and do expressly waive and relinquish all rights and benefits which each party has or may have had under said section, which reads as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

         The parties further understand and acknowledge the significance and consequences of a specific waiver of California Civil Code ss. 1542 and hereby assume full responsibility for any damages or losses sustained of any sort or nature that might otherwise have been or are assertable as claims arising directly or indirectly out of, or relating to, Terra's Purchase of GoNow.

 SECTION 5.       MUTUAL GENERAL RELEASE OF CLAIMS BETWEEN GPN AND HUSA
                  ------------------------------------------------------

          GPN and Husa, and their respective officers, owners, directors, agents, heirs, assigns, representatives, employees, trustees, insurers, and servants, and each of them, hereby release and absolutely discharge each other and their respective subsidiaries, affiliates, officers, directors, owners, agents, heirs, assigns, representatives, employees, trustees, insurers, and servants and each of them, from each of the following:

                  Any and all claims, demands, damages, debts, liabilities, accounts, actions, causes of action, judgments, executions and attachments of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, which either of the parties ever had, now have, or may have in the future, arising directly or indirectly out the Husa Agreement and Husa's employment with GoNow.

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         The parties each acknowledge that they have been informed and are aware of the provisions of California Civil Code ss. 1542 and do expressly waive and relinquish all rights and benefits which each party has or may have had under said section, which reads as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The parties further understand and acknowledge the significance and consequences of a specific waiver of California Civil Code ss. 1542 and hereby assume full responsibility for any damages or losses sustained of any sort or nature that might otherwise have been or are assertable as claims arising directly or indirectly out of, or relating to, the Husa Agreement and Husa's employment with GoNow.

 SECTION 6.                         COVENANT NOT TO SUE AND INDEMNITY

          SECTION 6.1.The parties to this Agreement, on behalf of themselves, their agents, successors, assigns and affiliates agree that they will not make, assert or maintain against any person, partnership, or corporation released herein, any claim, demand, action or suit arising out of or in connection with the matters herein released.

          SECTION 6.2.This Closing Agreement may be pleaded by any Party as a full and complete defense and bar to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be commenced, initiated, instituted, prosecuted, maintained, or otherwise threatened or attempted by either party against the other. This Agreement shall be binding, enforceable, discoverable and admissible to establish the rights, obligations and duties of the parties hereunder in any action brought to enforce this Agreement.

          SECTION 6.3.With the exception of enforcing the terms and conditions of this Agreement, GoNow and Husa agree to indemnify hold harmless and defend GPN from and against any and all claims, damages, or costs incurred by GPN, including reasonable attorney fees, arising out of or related to any action brought by Husa against GPN related to Husa's employment with GoNow.

          SECTION 6.4.The provisions of this section shall not apply to the breach or threatened breach of any of the covenants, agreements, duties, obligations, representations, or warranties contained in or arising from this Closing Agreement.

 SECTION 7.                         INDEPENDENT LEGAL ADVICE
                                    ------------------------

         The parties to this Closing Agreement warrant, represent, and agree that in executing this document, they do so with full knowledge of the rights they may have with respect to the other party to this Agreement, and that they received or have had the opportunity to receive independent legal advice as to these rights.

 SECTION 8.                GENERAL PROVISIONS
                           ------------------

          SECTION 8.1.       Waiver--Validity.

         No waiver of any provision of this Closing Agreement shall constitute a waiver of any other provision, nor shall such waiver constitute a continuing waiver. In the event that any provision of this Closing Agreement is found to be void or unenforceable, the remaining provisions shall nonetheless be binding with the same effect as though the void or unenforceable parts were deleted.


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         SECTION 8.2.      No Oral Modifications.

         The terms of this Closing Agreement may not be modified or amended except by written agreement signed by the Party or Parties against whom enforcement of any such modification or amendment may be sought.
          SECTION 8.3.     No Third-Party Beneficiaries.

         It is expressly agreed that this Closing Agreement is not for the benefit of any person or entity not a party hereto nor specifically identified as a beneficiary herein, and is not intended to constitute a third party beneficiary contract.

          SECTION 8.4.     Jointly Prepared Agreement.

         This Closing Agreement was jointly negotiated and jointly drafted by the Parties and their respective attorneys and shall not be interpreted or construed in favor of or against any Party on the ground that said Party drafted the Closing Agreement. Accordingly, the Parties do not believe that the presumption of Section 1654 of the California Civil Code and similar rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in the case of this Closing Agreement and therefore waive its effects.

          SECTION 8.5.       Counterparts.

         This Closing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same agreement. Moreover, signatures transmitted by facsimile shall be deemed original signatures.

          SECTION 8.7.       Authority.

         The corporate signatories below represent that they are authorized to execute this Closing Agreement on behalf of the entities named, and to bind such entities to the terms of this Closing Agreement.

         I CERTIFY THAT I HAVE READ THE FOREGOING AGREEMENT IN ITS ENTIRETY, INCLUDING CALIFORNIA CIVIL CODE ss. 1542 CITED HEREIN, THAT I FULLY UNDERSTAND ALL OF THE LANGUAGE CONTAINED HEREIN, AND THAT I AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS SET FORTH HEREIN.

         IN WITNESS WHEREOF, the Parties hereto have entered into and executed this Closing Agreement.


GPN NETWORKS, INC.                                           TERRA INDUSTRIES.


by /s/ Todd Ficeto                                           by /s/ Robert Kreis
   ---------------                                              ----------------
     Todd Ficeto                                                 Robert Kreis
     CEO                                                         CEO/President
                                                           WILL
                                                           Www


WILLIAM A. HUSA


/s/ William A. Husa
 William A. Husa, Individually


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